Exhibit 99.2

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                                        THE NASDAQ STOCK MARKET
NASDAQ                                  9600 BLACKWELL ROAD
                                        ROCKVILLE, MD 20850
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By Electronic Delivery to: gakselrud@biztechlaw.com;
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larry.jacobs@blueholdings.com;
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June 18, 2007

Mr. Larry Jacobs
Chief Financial Officer and Secretary
Blue Holdings, Inc.
5804 E. Slauson Avenue
Commerce, CA 90040

Re:     Blue Holdings, Inc. (the "Company")

Dear Mr. Jacobs:

On  May  11,  2007,  the  Company  entered  into a consulting agreement with Mr.
William Adams for design, marketing and promotional services (the "Consulting Agreement"). As part of the Consulting Agreement, the Company issued 175,000 shares of common stock to Mr. Adams (the "Initial Shares"), with an additional 81,250 shares of common stock to be issued on each one year anniversary for 4 years. Additionally, Mr. Adams will be entitled to receive up to 500,000 additional shares of the Company's common stock upon achieving certain milestones based on net sales.

In accordance with Nasdaq's shareholder approval rules, each issuer is required to get shareholder approval prior to any compensation arrangement pursuant to which stock maybe acquired by a consultant. Staff notes that the Company did not obtain shareholder approval for the Consulting Agreement. Therefore, Staff has determined that the Company violated the shareholder approval rules set forth in Marketplace Rule 4350(i)(1)(A) (the "Rule").

On June 12, 2007, the Company provided amended agreements restricting (a) the sale, disposition or transfer of the Initial Shares; (b) the voting power of the Initial Shares; and (c) the Initial Shares participation in any economic distribution by the Company unless and until the shareholder approval is obtained. Additionally, no future issuance of shares would occur unless and until shareholder approval is obtained. Accordingly, Staff has determined that the Company has regained compliance with the Rule and this matter is now closed.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based. (1) The Company must

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1 Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set fort hi Marketplace Rule(s)
___________.

Mr. Larry Jacobs
June 18, 2007
Page 2


must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination. (1) For your convenience, we have enclosed a list of news services. (2)

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard,
Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. (3) Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Shawn Abdool, Listing Analyst, at
(301) 978-8030.

Sincerely,

/s/ Stanley Higgins

Stanley Higgins
Associate Director
Nasdaq Listing Qualifications

CC: Greg Akselrud


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1 This notice should be provided to the attention of Nasdaq's MarketWatch
Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq's Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.
2 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.
3 See, SEC Release No. 34-49424.